UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2006

BELLSOUTH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

1-8607	58-1533433
(Commission File Number)	(IRS Employer Identification No.)

Room 15G03, 1155 Peachtree Street, N. E., Atlanta, Georgia	30309-3610
(Address of Principal Executive Offices)	(Zip Code)

(404) 249-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On November 28, 2005, BellSouth’s Board of Directors approved the terms of a proposed agreement with W. Patrick Shannon, in connection with Mr. Shannon becoming the Company’s Chief Financial Officer. On February 27, 2006, the Company entered into the agreement with Mr. Shannon. This agreement, which was subject to revocation until March 7, 2006, provides for the grant of 75,000 restricted stock units, of which 25,000 vest on each of January 2, 2009, 2010 and 2011. The agreement also provides for a separation payment of two times base pay plus two times his standard bonus for the year in which the separation occurs, if the Company initiates termination other than for cause, or if he initiates termination for good reason (a constructive discharge). The agreement contains provisions prohibiting competition with BellSouth and solicitation of BellSouth employees for a period of time following separation. The change in control executive severance agreement with Mr. Shannon, dated as of July 6, 2005, was not affected by this new agreement.

The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by reference to the attached copy of the agreement.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

10f	Agreement dated as of February 27, 2006 by and between BellSouth Corporation and W. Patrick Shannon

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BELLSOUTH CORPORATION

By: /s/ Raymond E. Winborne, Jr.
Raymond E. Winborne, Jr.
Controller
March 9, 2006

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